EFFECTIVE OCTOBER 23, 2020
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) October 23, 2020

Key Tronic Corporation
(Exact name of registrant as specified in its charter)

Washington		0-11559	91-0849125
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

4424 North Sullivan Road	Spokane Valley,	Washington	99216
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (509) 928-8000
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
The Annual Meeting of Shareholders was held on October 23, 2020 at which shareholders voted on proposals as follows:

		Votes For	Votes Against or Withheld	Votes Abstained	Broker Non-Votes
Proposal 1:	Election of Directors:
	James R. Bean	4,937,140	1,694,411	—	2,147,073
	Craig D. Gates	5,945,642	685,909	—	2,147,073
	Ronald F. Klawitter	5,944,354	687,197	—	2,147,073
	Subodh K. Kulkarni	5,581,350	1,050,201		2,147,073
	Yacov A. Shamash	5,914,418	717,133	—	2,147,073
	Patrick Sweeney	5,872,146	759,405	—	2,147,073

Proposal 2:	Advisory vote to approve the compensation of the Company's named executive officers as disclosed in "Compensation Discussion and Analysis" and "Executive Compensation" in the Proxy Statement.	5,461,122	1,115,309	—	2,147,073

		Votes For	Votes Against or Withheld	Votes Abstained
Proposal 3:	Ratification of Appointment of BDO USA, LLP as independent auditors for fiscal year 2020	8,669,257	98,667	10,700

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TRONIC CORPORATION
(Registrant)

Date: October 26, 2020
	By:	/s/ Brett R. Larsen
Brett R. Larsen, Executive Vice President
of Administration, CFO and Treasurer